Exhibit 10.12
POLYONE CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
(As Amended and Restated Effective December 31, 2007)
ARTICLE I
PURPOSE OF THE PLAN
     The purpose of the PolyOne Corporation (the “Company”) Deferred Compensation Plan for Non-Employee Directors is to provide any Non-Employee Director of the Company the option to defer receipt of the compensation payable for services as a Director and to build loyalty to the Company through increased ownership in the Company’s Common Stock.
ARTICLE II
DEFINITIONS
     As used herein, the following words shall have the meaning stated after them unless otherwise specifically provided:
     2.1 “Calendar Year” shall mean the twelve month period January 1 through December 31.
     2.2 “Change in Control” shall mean any of the following events:
(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or
(b) Individuals who, as of November 6, 1996, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 6, 1996 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (“Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     2.3 “Committee” shall mean the Compensation and Governance Committee described in Section 8.1 hereof.

     2.4 “Common Stock” or “stock” means common shares, par value $.01 per share, of the Company, including authorized and unissued shares and treasury shares.
     2.5 “Company” means PolyOne Corporation, an Ohio corporation.
     2.6 “Director” shall mean any non-employee director of the Company.
ARTICLE III
ELECTIONS BY DIRECTORS
     3.1 Election to Defer. At any time designated by the Company before the beginning of a taxable year (the “Election Period”), a Director may elect to defer receipt of the compensation payable to him or her for services as a Director during the taxable year. Such election shall be made on an election form specified by the Company (the “Election Form”). A Director’s initial Election Form will, subject to the following sentence, include an election as to the time of payment or the commencement of payment and the manner of payment of all amounts in his or her Account. In addition, if a Director has elected to receive or commence payment in a specified year, the Election Form for the Election Period immediately prior to such specified year shall contain the Director’s election regarding the time and manner of payment of amounts in his or her Account for that and all future Election Periods. Notwithstanding the foregoing, with respect to the first taxable year in which a person becomes a Director, such Director may, within 30 days of becoming a Director, make an election to defer compensation payable to him or her in such taxable year for services as a Director subsequent to the election. Each Director’s Election Form shall indicate the portion of the Director’s compensation to be invested in an interest-bearing account and the portion of such compensation to be invested in Common Stock.
     3.2 Effectiveness of Elections. Elections shall be effective and, except as set forth in Section 3.3, irrevocable upon the delivery of an Election Form to the Committee. Subject to the provisions of Article VI, amounts deferred pursuant to such elections shall be distributed at the time and in the manner set forth in such election.
     3.3 Amendment and Termination of Elections. A Director may terminate or amend his or her election to defer receipt of compensation by written notice delivered to the Committee during the Election Period prior to the commencement of the taxable year with respect to which such compensation will be earned. Amendments which serve only to change the beneficiary designation shall be permitted at any time and as often as necessary.
ARTICLE IV
COMMON STOCK AVAILABLE UNDER THE PLAN
     4.1 Common Stock. The aggregate number of shares of Common Stock that may be granted under this Plan in any fiscal year of the Company during the term of this Plan will be equal to one tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of the first day of that fiscal year. Shares of Common Stock awarded to a Director as compensation pursuant to any other plan or arrangement of the Company, the receipt of which the Director defers pursuant to this Plan, shall not reduce the number of shares of Common Stock that may be granted under this Plan in accordance with the immediately preceding sentence.

     4.2 Adjustment. In the event of any change in the Common Stock of the Company by reason of a merger, consolidation, reorganization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares subject to outstanding deferrals, and the fair market value of the Common Stock, and other determinations applicable to outstanding awards.
ARTICLE V
ACCOUNTS
     5.1 Accounts. The Company shall establish and maintain two separate Deferred Compensation Accounts (each an “Account”) for each Director who elects to defer compensation under the Plan: (a) the “Grandfathered Account” for amounts that are “deferred” (as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) as of December 31, 2004 (and earnings thereon) and (b) the “Post-2004 Account” for amounts that are deferred after December 31, 2004 (and earnings thereon). If the Director elects to have deferred compensation invested in an interest-bearing account, the Company shall credit the Account of the Director with an amount equal to one hundred percent (100%) of the compensation deferred pursuant to this Plan. Subject to the limitation stated in the last sentence of this Section 5.1, in the event that a Director elects to have some or all of his or her compensation invested in Common Stock, then the Company shall credit the Account of the Director with an amount equal to one hundred twenty-five percent (125%) of such compensation, in the form of a number of shares of Common Stock, valued at its Fair Market Value. As used herein, the Fair Market Value of Common Stock shall be the average of the high and low prices of the Company’s Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date immediately preceding the date of crediting the Account, provided that if no sales of Common Stock were made on said Exchange on that date, the Fair Market Value shall be the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange. The Accounts shall be credited as of the date on which the compensation would otherwise have been paid to the Director, if not deferred under the Plan. Notwithstanding the foregoing, in the event that a Director elects to defer compensation that, but for the Director’s election to defer, the Director would have received in the form of Common Stock (rather than cash or some other non-stock form of compensation), then the Company shall credit the Account of the Director with an amount equal to one hundred percent (100%) of such compensation, in the form of the number of shares of Common Stock otherwise payable to the Director under the plan or arrangement of the Company providing for the payment of such compensation, valued as provided in the plan or arrangement of the Company providing for the payment of such compensation or, if no such provision is made, at its Fair Market Value.
     5.2 Adjustment of Accounts. As of December 31 of each Calendar Year and on such other dates as the Committee directs, the fair market value of the Account of each Director shall be determined by crediting to the Account an amount equal to the income earned during the Calendar Year, or other appropriate period, the number of shares of Common Stock credited to the Account, and then determining the fair market value of the shares and other amounts credited to the Account.

ARTICLE VI
PAYMENT OF ACCOUNTS
     6.1 Time of Payment. Payment of the amount credited to a Director’s Grandfathered Account shall commence upon a date which is not more than thirty days after the earlier of (i) the attainment of the date specified (not younger than age 55) in his Election Form or (ii) upon a Change in Control. Payment of the amount credited to a Director’s Post-2004 Account shall commence upon a date which is not more than thirty days after the earliest of (i) as elected by the Director in his Election Form, upon a specified date or the date of the Director’s separation from service with the Company, as determined in accordance with Section 409A of the Code (the “Separation from Service Date”); provided, however, that the Director shall not have the right to designate the taxable year of payment and further provided that if the payment is to commence upon the Director’s Separation from Service Date and the Director is a “specified employee,” as determined by the Company in its Specified Employee Designation Procedure (a “Specified Employee”), at the Separation from Service Date, the payment shall commence on the first day of the seventh month following the Director’s Separation from Service Date, (ii) the death of the Director or (iii) upon a Change in Control. To the extent a Director would be entitled to payment upon the occurrence of a Change in Control pursuant to the preceding sentence and such Change in Control does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Director on the earliest of (A) the Director’s Separation from Service Date, provided, further, that if the Director is a Specified Employee at the time of the Separation from Service Date, the payment to the Director shall be made on the first day of the seventh month following such Separation from Service Date or (B) the Director’s death.
     6.2 Method of Payment.
(a)	Grandfathered Account.
(1) Amounts Deferred Prior to January 1, 1996. The amount credited to a Director’s Grandfathered Account prior to January 1, 1996 shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director’s Election Form. Grandfathered Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Grandfathered Account.
(2) Amounts Deferred From and After January 1, 1996. The amount credited to a Director’s Grandfathered Account on and after January 1, 1996 shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director’s Election Form. A Director may elect to change his or her original payment period election, as specified in such Director’s Election Form; provided, that (i) such change is approved by the Committee, and (ii) the election to change is made at least 18 months prior to the date specified in the electing Director’s Election Form on which payment of the amount credited to the Director’s Grandfathered

Account is to commence, and such election to change shall apply to all of the Director’s entire Grandfathered Account. In the event that a Director who makes an election to change is a member of the Committee, such Director shall abstain from the Committee’s determination of whether or not to approve the change. Grandfathered Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Grandfathered Account.
     (b) Post-2004 Account. The amount credited to a Director’s Post-2004 Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director’s Election Form. Payments to be paid in annual installments shall be paid in a series of substantially equal annual installments commencing on the initial date of payment set forth in Section 6.1 and on each anniversary of such date thereafter. Each installment payment shall be treated as a separate payment and not as part of a series of payments for purposes of Section 409A of the Code. Post-2004 Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Post-2004 Account.
     6.3 Subsequent Payment Elections. A Director may elect to change his or her election with respect to time of commencement or method of payment, or both, with respect to an amount credited to the Director’s Post-2004 Account, provided that the following requirements are met: (i) the election to change does not take effect until at least 12 months after the date on which the election is made, (ii) with respect to an election related to a payment that is to be made at a specified time or pursuant to a fixed schedule, the election to change is made at least 12 months prior to the date on which that payment is scheduled to be made and (iii) in the case of an election related to a distribution not described in Section 6.4(b) or 6.5, the payment under such election will be made no less than 5 years from the original date on which such payment would be made. If an election to change an original payment election is not timely made, or for any reason is not effective, amounts credited to the Director’s Post-2004 Account will automatically be paid to the Director in the form(s) elected on the Director’s Election Form(s).
     6.4 Other Payments.
     (a) Hardship Distribution. Prior to the time a Director’s Grandfathered Account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Director’s Grandfathered Account in the event that such Director requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Director needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Director or a member of his or her family, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship. The amount of a Director’s Grandfathered Account shall be reduced by the amount of any hardship distribution to the Director.

     (b) Unforeseeable Emergency Distribution. The Committee may at any time, upon written request of a Director, cause to be paid to such Director, an amount equal to all or any part of the Director’s Post-2004 Account if the Committee determines, based on such reasonable evidence that it shall require, that such a payment is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency. Payments of amounts because of an Unforeseeable Emergency may not exceed the amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of the distribution after taking into account the extent to which the Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. For purposes of this Plan, Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Director resulting from (a) an illness or accident of the Director, the Director’s spouse, the Director’s beneficiary or a dependent of the Director, (b) loss of the Director’s property due to casualty or (c) other similar extraordinary and unforeseeable circumstances as a result of events beyond the control of the Director. The amount of a Director’s Post-2004 Account shall be reduced by the amount of any Unforeseeable Emergency distribution to the Director.
     6.5 Designation of Beneficiary/Payment upon Death. Notwithstanding the time and manner of payment elected by a Director on his or her Election Form, upon the death of a Director, the amount credited to his or her Account (including any amount remaining in such Director’s Account after commencement of installment payments to the Director) shall be paid in a single lump sum to the beneficiary or beneficiaries designated by him or her within thirty days after the date of the death of the Director, provided that no beneficiary will have the right to designate the taxable year of payment. If there is no designated beneficiary, or no designated beneficiary surviving at a Director’s death, payment of a Director’s Account shall be made to his or her estate. Beneficiary designations shall be made in writing. A Director may designate a new beneficiary or beneficiaries at any time by notifying the Company.
     6.6 Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the appropriate amounts shall be deducted from such payments and transmitted to the appropriate taxing authority.
ARTICLE VII
CREDITORS
     7.1 Claims of the Company’s Creditors. The rights of a Director or his or her beneficiaries to any payment under the Plan shall be no greater than the rights of an unsecured creditor of the Company.

ARTICLE VIII
ADMINISTRATION
     8.1 Appointment of Committee. The Board of Directors of the Company shall appoint a Committee consisting of not less than three persons to administer the Plan. Members of the Committee shall hold office at the pleasure of the Board of Directors and may be dismissed at any time with or without cause. Such persons serving on the Committee need not be members of the Board of Directors of the Company.
     8.2 Powers of the Committee. The Committee shall administer the Plan and resolve all questions of interpretation arising under the Plan with the help of legal counsel, if necessary.
     Whenever directions, designations, applications, requests or other notices are to be given by a Director under the Plan, they shall be filed with the Committee. Except as provided in Section 6.2(a)(2) and Section 6.4(a), the Committee shall have no discretion with respect to Plan contributions or distributions but shall act in an administrative capacity only. Except as provided in the immediately following sentence, all decisions by the Committee will be made with the approval of not less than a majority of its members. Any interpretation by a majority of the Incumbent Directors then serving on the Committee as to whether a sale or other disposition of assets by the Company or an acquisition of assets of another corporation constitutes a “sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation” for purposes of clause (iii) of the definition of “Change of Control” in Section 2.2 hereof shall be final and binding for all purposes of this Plan and any Accounts hereunder, notwithstanding that the transaction in question was, or is contemplated to be, submitted to stockholders of the Company for their approval and notwithstanding such approval.
          It is intended that the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to Directors or beneficiaries. This Plan shall be administered in a manner that effects such intent. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.
ARTICLE IX
MISCELLANEOUS
     9.1 Term of Plan. The Plan shall terminate on the tenth anniversary of the approval of the Plan, as amended, by the shareholders at the 2004 Annual Meeting of Shareholders. Once the Plan has terminated, no further shares of Common Stock shall be granted; provided, however, that any Accounts then existing shall continue in accordance with the provisions of the Plan until the Accounts are paid out in accordance with the provisions of Article VI. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Directors to amounts previously credited to their Accounts pursuant to Section 5.1 or to future income to be credited to their Accounts pursuant to Section 5.2, except to the extent that such amendment or termination is deemed necessary by the Company to ensure compliance with Section 409A of the Code.
     9.2 Assignment. No right or interest of any Director (or any person claiming through or under such Director) in any benefit or payment herefrom other than the surviving spouse of such Director after he or she is deceased, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance, or other legal process or in any manner be liable for or subject to the debts or liabilities of such Director. Any attempt to transfer, assign, alienate, anticipate, sell, pledge, or otherwise encumber benefits hereunder or any part thereof shall be void.
     9.3 Effective Date of Plan. The Plan’s original effective date was December 9, 1993, and it is hereby amended and restated effective as of December 31, 2007.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Plan to be executed as of the 18th day of February, 2008.

POLYONE CORPORATION
By:	/s/ Kenneth M. Smith